Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Third Quarter 2022 Results
New York City, NY – November 9, 2022 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended September 30, 2022.
Reported GAAP net income (loss) of $35.3 million or $0.34 per diluted share for the three months ended September 30, 2022 compared to $(25.7) million or $(0.43) per diluted share for the three months ended June 30, 2022. Fully converted(1) GAAP net income (loss) of $35.3 million or $0.34 per diluted share for the three months ended September 30, 2022 compared to $(25.7) million or $(0.34) per diluted share for the three months ended June 30, 2022.
Reported Distributable Earnings (a non-GAAP financial measure) of $34.4 million or $0.33 per fully converted share(1) for the three months ended September 30, 2022 compared to $30.7 million or $0.29 per fully converted share(1) for the three months ended June 30, 2022.
Third Quarter 2022 Summary
•Produced a third quarter GAAP ROE of 8.6% and a Distributable Earnings ROE of 8.3%
•Book value increased to $15.84 per fully converted share(1) from $15.81 in the prior quarter
•Declared third quarter common stock cash dividend of $0.355 representing a 9.0% yield on book value
•Closed $470 million of new loan commitments at a weighted average spread of 651 basis points
•Core portfolio ended the quarter at $5.4 billion of principal balance
•In the third quarter, the Company repurchased 931,053 shares of common stock at an average price of $11.85 per share for an aggregate of $11.0 million. Subsequent to September 30, 2022, the Company repurchased 485,316 additional shares of common stock at an average price of $11.42 for an aggregate of $5.5 million
Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “FBRT's third quarter results highlight the stability of our platform, delivering a stable book value and earnings growth. We are pleased with the progress we have made towards optimizing our commercial real estate portfolio despite the challenging macroeconomic environment. Our liquidity position has and will continue to enable us to take advantage of attractive opportunities that arise through times of market dislocation."
Further commenting on our results, Michael Comparato, Head of Commercial Real Estate of BSP, added, “We continue to be patient in our originations, adding loans that will benefit earnings over the long run. While loan spreads have stabilized recently, they are meaningfully higher than where the market was earlier in the year. As such, we believe our portfolio optimization target is now between $5.8 billion to $6.0 billion."
Portfolio and Investment Activity
Core portfolio: For the quarter ended September 30, 2022, the Company closed $470 million of loan commitments, funded $433 million of principal balance on new and existing loans and received loan repayments of $335 million. This activity resulted in net core portfolio growth of $99 million. The Company's core portfolio at the end of the quarter consisted of 166 loans with an aggregate principal balance of approximately $5.4 billion. The average loan size was $32 million. Over 99% of the aggregate principal balance of the Company's portfolio is in senior mortgage loans with approximately 98% in floating rate loans and approximately 75% of the portfolio is collateralized by multifamily properties. As of September 30, 2022, the Company had two non-performing loans.
Conduit: For the quarter ended September 30, 2022, the Company closed $7 million of fixed rate loans that were sold or will be sold through the Company's conduit program. For the same period, the Company sold $94 million of conduit loans for a gain of $4.8 million, gross of related derivatives.

1 Fully converted per share information in this press release assumes applicable conversion of the Company's series of outstanding convertible preferred stock into common stock and the vesting of the Company's outstanding equity compensation awards.

Asset CECL Provision: As of September 30, 2022, the Company had two loans with a total amortized cost basis of $162.6 million designated as non-performing status. For one of these loans, the Company recognized approximately $4.4 million of cost recovery during the quarter. The cost recovery amount, net of other valuation adjustments and inclusive of selling cost, decreased the specific allowance for credit losses by approximately $0.8 million during the quarter ended September 30, 2022.
Book Value
As of September 30, 2022, book value increased to $15.84 per fully converted common share(1).
Advisor Purchase Program
During the quarter, the Company's external manager, Benefit Street Partners L.L.C. ("the Advisor") purchased 190,199 shares of the Company’s common stock for an aggregate of $2.5 million at an average gross price of $13.33 per share, inclusive of any broker’s fees or commissions, leaving no remaining balance under the $35 million open market share purchase program that the Advisor agreed to implement in connection with the Company’s acquisition of Capstead Mortgage Corporation ("Capstead").
Company Repurchase Program
During the quarter, the Company repurchased 931,053 shares of the Company's common stock under the Company's $65 million share repurchase program that became operative following the conclusion of the Advisor's program. These shares were repurchased at an average gross price of $11.85 per share, inclusive of any broker's fees or commissions, for an aggregate of $11.0 million. Subsequent to September 30, 2022, the Company repurchased 485,316 additional shares of common stock at an average price of $11.42, inclusive of any broker's fees or commissions, for an aggregate of $5.5 million. As of November 4, 2022, $48.4 million remains available under the Company’s share repurchase program, which the Company's board of directors has extended to remain open through December 31, 2023.
Distributable Earnings and Run-Rate Distributable Earnings
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMs, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash incentive fee accruals, (vi) certain other non-cash items, and (vii) impairments of acquisition assets related to the Capstead merger. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on residential adjustable-rate mortgage securities.
The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its net taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of the trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead, which the Company is actively in the process of liquidating from its portfolio.
Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Run-Rate Distributable Earnings included at the end of this release for further information.
Supplemental Information
The Company has published a supplemental earnings presentation for the quarter ended September 30, 2022 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
1 Fully converted per share information in this press release assumes applicable conversion of the Company's series of outstanding convertible preferred stock into common stock and the vesting of the Company's outstanding equity compensation awards.

Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, November 10, 2022 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10170886/f450f5d60c. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=OTCbCt3P. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2022, FBRT had approximately $6.2 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” "believe," “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” "will" or other words or phrases of similar import. Similarly, statements herein that describe management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of FBRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control, that could cause actual results to differ materially from those indicated in such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties, including but not limited to the risks and important factors contained and identified in FBRT’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Cash and cash equivalents	$216,985	$154,929
Restricted cash	45,013	13,270
Commercial mortgage loans, held for investment, net of allowance of $46,815 and $15,827 as of September 30, 2022 and December 31, 2021, respectively	5,281,458	4,211,061
Commercial mortgage loans, held for sale, measured at fair value	41,342	34,718
Real estate securities, trading, measured at fair value	252,491	4,566,871
Real estate securities, available for sale, measured at fair value, amortized cost of $74,998 as of September 30, 2022	74,625	—
Derivative instruments, measured at fair value	3,546	436
Other real estate investments, measured at fair value	—	2,074
Receivable for loan repayment (1)	87,356	252,351
Accrued interest receivable	26,287	30,109
Prepaid expenses and other assets	14,383	13,595
Intangible lease asset, net of amortization	46,313	48,472
Real estate owned, net of depreciation	88,322	90,048
Cash collateral receivable from derivative counterparties	—	56,767
Total assets	$6,178,121	$9,474,701
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,174,530	$2,162,190
Repurchase agreements - commercial mortgage loans	699,408	1,019,600
Repurchase agreements - real estate securities	337,613	4,178,784
Mortgage note payable	23,998	23,998
Other financing and loan participation - commercial mortgage loans	53,167	37,903
Unsecured debt	98,670	148,594
Derivative instruments, measured at fair value	12	32,295
Interest payable	8,472	2,692
Distributions payable	36,546	30,346
Accounts payable and accrued expenses	52,731	12,705
Due to affiliates	16,444	17,538
Total liabilities	$4,501,591	$7,666,645
Commitment and contingencies (See Note 10)
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series C, $0.01 par value, 20,000 authorized and 1,400 issued and outstanding as of September 30, 2022 and December 31, 2021	$6,976	$6,971
Redeemable convertible preferred stock Series D, $0.01 par value, none authorized and outstanding as of September 30, 2022, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2021	—	89,684
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of September 30, 2022, none issued and outstanding as of December 31, 2021	89,748	—
Total redeemable convertible preferred stock	$96,724	$96,655
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of September 30, 2022 and December 31, 2021	$258,742	$258,742
Series F Convertible Preferred stock, $0.01 par value, none authorized or outstanding as of September 30, 2022, and 40,000,000 authorized, 39,733,299 issued and outstanding as of December 31, 2021	—	710,431
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,362,351 and 43,965,928 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	830	441
Additional paid-in capital	1,605,120	903,264
Accumulated other comprehensive income (loss)	(373)	(62)
Accumulated deficit	(290,277)	(167,179)
Total stockholders' equity	$1,574,042	$1,705,637
Non-controlling interest	5,764	5,764
Total equity	$1,579,806	$1,711,401
Total liabilities, redeemable convertible preferred stock and equity	$6,178,121	$9,474,701
______________________________________________________________________
(1) Includes $86.9 million and $187.0 million of cash held by servicer related to the CLOs as of September 30, 2022 and December 31, 2021, respectively, as well as $0.4 million and $65.3 million of RMBS principal paydowns receivable as of September 30, 2022 and December 31, 2021, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income:
Interest income	$94,131	$47,747	$239,602	$138,969
Less: Interest expense	46,157	11,988	101,444	35,994
Net interest income	47,974	35,759	138,158	102,975
Revenue from real estate owned	2,312	1,015	6,936	2,447
Total income	$50,286	$36,774	$145,094	$105,422
Expenses:
Asset management and subordinated performance fee	6,430	8,265	19,776	19,682
Acquisition expenses	362	690	996	1,012
Administrative services expenses	3,001	2,980	9,402	9,532
Professional fees	4,743	2,488	20,138	7,262
Depreciation and amortization	1,295	—	3,886	812
Other expenses	1,424	709	4,849	2,115
Total expenses	$17,255	$15,132	$59,047	$40,415
Other (income)/loss:
Provision/(benefit) for credit losses	$(599)	$(1,613)	$30,976	$(5,452)
Realized (gain)/loss on extinguishment of debt	—	—	(15)	—
Realized (gain)/loss on sale of commercial mortgage loans, held for sale	(9)	(206)	(48)	(206)
Realized (gain)/loss on sale of real estate owned assets, held for sale	—	(8,698)	—	(9,810)
Realized (gain)/loss on sale of commercial mortgage loans, held for sale, measured at fair value	(4,782)	(9,061)	(4,838)	(22,211)
Realized (gain)/loss on other real estate investments, measured at fair value	—	—	33	—
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	(58)	1,104	3,678	—
Unrealized (gain)/loss on other real estate investments, measured at fair value	—	(1)	(4)	(27)
Trading (gain)/loss	2,744	—	113,717	1,375
Unrealized (gain)/loss on derivatives	(1,566)	(1,428)	12,824	(374)
Realized (gain)/loss on derivatives	1,624	1,902	(57,599)	(357)
Total other (income)/loss	$(2,646)	$(18,001)	$98,724	$(37,062)
Income/(loss) before taxes	35,677	39,643	(12,677)	102,069
Provision/(benefit) for income tax	419	1,148	281	3,418
Net income/(loss)	$35,258	$38,495	$(12,958)	$98,651
Net income/(loss) applicable to common stock	$28,359	$29,490	$(47,823)	$75,905

Basic earnings per share	$0.34	$0.67	$(0.70)	$1.72
Diluted earnings per share	$0.34	$0.67	$(0.70)	$1.71
Basic weighted average shares outstanding	83,665,250	44,185,241	67,965,397	44,245,733
Diluted weighted average shares outstanding	83,665,250	44,200,564	67,965,397	44,261,470

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Run-Rate Distributable Earnings as of September 30, 2022 and September 30, 2021 (amounts in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Net Income	$35,258	$38,495	$(12,958)	$98,651
Adjustments:
CLO amortization acceleration (1)	(1,226)	(867)	999	(2,401)
Unrealized (gain)/loss on financial instruments (2)	(1,624)	(325)	16,498	974
Unrealized (gain)/loss reversal - ARMs	2,742	—	37,862	—
Incentive fees	(2,461)	4,280	(5,917)	8,046
Non-Cash Compensation Expense	833	—	833	—
Depreciation and amortization	1,295	—	3,886	812
Increase/(decrease) in provision for credit losses	(599)	(1,613)	30,976	(5,452)
Loan Workout Charges (3)	205	—	5,105	—
Realized trading and derivatives (gain)/loss on ARMs	(155)	—	21,927	—
Run Rate Distributable Earnings (4)	$34,268	$39,970	$99,211	$100,630
Realized trading and derivatives gain/(loss) on ARMs	155	—	(21,927)	—
Distributable Earnings	$34,423	$39,970	$77,284	$100,630
Average Common & Common Equivalents	$1,422,040	$1,063,428	$1,470,751	$1,044,583
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	$4,842	$—	$14,525	$—
GAAP Net Income (Loss) ROE	8.6%	14.5%	(2.5)%	12.6%
Run-Rate Distributable Earnings ROE	8.3%	15.0%	7.7%	12.7%
Distributable Earnings ROE	8.3%	15.0%	5.7%	12.7%
GAAP Net Income Per Share, Fully Converted	$0.34	$0.67	$(0.31)	$1.72
Run-Rate Distributable Earnings Per Share, Fully Converted	$0.33	$0.69	$0.94	$1.73
Distributable Earnings Per Share, Fully Converted	$0.33	$0.69	$0.70	$1.73
___________________________________________________________________
(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our Distributable Earnings and Run-Rate Distributable Earnings as compared to effective yield methodology in our GAAP earnings.
(2) Adjusted for unrealized gain/loss on commercial mortgage loans, held for sale, measured at fair value and unrealized gain/loss on derivatives.
(3) Represents loan workout expenses the Company incurred, which the Company deems likely to be recovered and is non-recurring in nature.
(4) Distributable Earnings before trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).